UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

AUDENTES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37833	46-1606174
(Commission File Number)	(IRS Employer Identification No.)

600 California Street, 17th Floor San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

(415) 818-1001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☒

If an emerging grown company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

On January 23, 2018, Audentes Therapeutics, Inc., a Delaware corporation (“Audentes”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement (the “Preliminary Prospectus”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to its Registration Statement on Form S-3 (File No. 333-219797) filed with the SEC on August 8, 2017 and declared effective on August 23, 2017, in connection with a proposed public offering. In the Preliminary Prospectus, Audentes disclosed that as of December 31, 2017, Audentes had cash, cash equivalents and short-term investments of approximately $133.6 million. This amount reflects Audentes’s estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of or for the year ended December 31, 2017, and has not been audited, reviewed or compiled by Audentes’s independent registered public accounting firm.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed by Audentes with the SEC, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

We are filing the following information with the SEC for the purpose of updating certain aspects of the description of our business disclosed in our SEC reports.

In August 2017, we entered into an “at-the-market” program and sales agreement with Cowen and Company, LLC, under which the Company may, from time to time, offer and sell common stock having an aggregate offering value of up to $75.0 million, referred to as our “at-the-market” offering. During the three months ended September 30, 2017, the Company sold 1,867,920 shares of common stock under the ATM for aggregate net proceeds of $36.4 million. In October 2017, the Company sold 110,441 additional shares of common stock under the ATM for aggregate net proceeds of $2.7 million. On January 14, 2018, we suspended, and during the duration of this offering we are no longer offering, any shares of our common stock pursuant to the prospectus supplement filed with the SEC on August 8, 2017 pursuant to Rule 424(b)(5) relating to the Sales Agreement with Cowen and Company, LLC, dated as of August 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDENTES THERAPEUTICS, INC.

By:	/s/ Thomas Soloway
Thomas Soloway
Chief Financial Officer

Date: January 23, 2018